Fourth Quarter Fiscal 2024 Earnings Presentation Adam Sullivan, CEO Denise Sterling, CFO February 26, 2025

2 FORWARD-LOOKING STATEMENTS This presentation contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s ability to scale, and grow its business and execute on its growth plans and hosting contracts, source clean and renewable energy, the advantages, and expected growth, and anticipated future revenue of the Company, and the Company’s ability to source and retain talent. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to earn digital assets profitably and to attract customers for our digital asset and high performance compute hosting capabilities; our ability to perform under our existing colocation agreements, our ability to maintain our competitive position in our existing operating segments, the impact of increases in total network hash rate; our ability to raise additional capital to continue our expansion efforts or other operations; our need for significant electric power and the limited availability of power resources; the potential failure in our critical systems, facilities or services we provide; the physical risks and regulatory changes relating to climate change; our vulnerability to physical security breaches, which could disrupt our operations; a potential slowdown in market and economic conditions, particularly those impacting high performance computing, the blockchain industry and the blockchain hosting market; the identification of material weaknesses in our internal control over financial reporting; price volatility of digital assets and bitcoin in particular; potential changes in the interpretive positions of the SEC or its staff with respect to digital asset mining firms; the increasing likelihood that U.S. federal and state legislatures and regulatory agencies will enact laws and regulations to regulate digital assets and digital asset intermediaries; increasing scrutiny and changing expectations with respect to our ESG policies; the effectiveness of our compliance and risk management methods. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this presentation. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. Year over year comparisons are based on the combined results of Core Scientific and its acquired entities. Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law. NON-GAAP FINANCIAL MEASURES This presentation also contains non-GAAP financial measures as defined by the SEC rules, including Adjusted EBITDA and adjusted earnings (loss) per diluted share. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company's management uses certain of these non-GAAP measures to compare the Company's performance to that of prior periods for trend analyses and for budgeting and planning purposes. The Company urges investors not to rely on any single financial measure to evaluate its business.

Core Scientific is well positioned for continued growth and market leadership, delivering digital infrastructure at scale

Approximately 1,300 MW of contracted power

HPC Hosting | ~900 MW

~700 MW Critical IT Load[1]

- ~ 590 MW critical IT load contracted to CoreWeave for delivery 2025 - 2027[1]
- ~70 MW critical IT load available to contract[1]
- Pursuing growth through existing site expansions and new site acquisitions
- Seeking to diversify client base

Bitcoin Mining | ~400 MW

- Optimizing operations at two sites with favorable power costs
- Well positioned for an increase in hash price

Note: All figures are as of 2/26/25; Includes ~100 MW gross capacity / ~70 MW critical IT load expansion at Denton site; Also includes Austin, Texas site representing 20MW gross capacity / ~18 MW critical IT load.
[1] Critical IT load figures are estimates based on current engineering and design plans and are subject to change.

3

CORE SCIENTIFIC

4 Accomplishments 1 Critical IT load figures are estimates based on current engineering and design plans and are subject to change Q2Q1 Q3 Q4 Q1

2024 **snapshot**

Strategic (2024)

- Signed aggregate ~500 MW HPC hosting contracts with anticipated potential revenue of $8.7 billion over 12-year contracts
- Refinanced debt, added cash to balance sheet and eliminated covenants
- Added 100 MW of infrastructure at Pecos, TX bitcoin mining data center
- Approved for ~100 MW gross capacity / ~70 MW critical IT load expansion at Denton, TX HPC data center[1]

Operational (Q4)

- Earned 974 bitcoin
- Operated 19.1 EH/s self-mining hash rate
- Migrated all miners from two data centers designated for HPC hosting
- Continued sunset of hosted mining to ~4% of total fleet[2]
- Signed a lease (includes option to buy) for an existing data center with 11 MW of current critical IT load in Auburn, Alabama

Financial (Q4)

- $94.9 million revenue
- $265.5 million net loss, mainly driven by non-cash adjustments
- $13.3 million adjusted EBITDA
- $836.2 million in cash
- $23.9 million in digital assets
- Strengthened balance sheet and positioned well for growth, with the 0% interest rate convertible note issued in Q4

[1] Critical IT load figures are estimates based on current engineering and design plans and are subject to change
[2] As of December 31, 2024

5
CORE SCIENTIFIC

6 Expanding our portfolio of powered digital infrastructure Gross capacity by site1 Grand Forks, ND 100 MW Muskogee, OK 100 MW Pecos, TX ~250 MW Austin, TX ~20 MW Denton, TX 394 MW2 Calvert City, KY 150 MW Marble, NC 103 MW Dalton, GA 195 MW Auburn, AL 16 MW3 1 All figures are as of 12/31/24; 2 Includes the ~100 MW expansion announced on 11/20/24, 3 Includes additional capacity currently under development.

7 Q4 2024 Revenue Mix (In Millions) Revenue by Segment Diversified business poised for growth 84% 7% 9% Self-Mining Hosting HPC $112 $80 $30 $7 $9 Q4 2023 Q4 2024 HPC Hosting Self-Mining Gross Margin by Segment 29% 23% 0%2% 36% 9% Self-Mining Hosting HPC Q4 2023 Q4 2024

8 Cash Cost to self-mine a bitcoin in fourth quarter 2024 1 Represents our direct, cash costs of power and facilities operations divided by total bitcoin self-mined in 2024 Q4 of 974 Future changes in power cost, operational cost or self-mining/hosting mix could change the cash cost to mine 2 Represents our direct, cash costs of power and facilities operations divided by our self-mining fleet hash rate, in terahash, per day 3 Includes personnel and related costs, software, telecommunications, security, etc. Excludes stock-based compensation and depreciation Fourth Quarter 2024 Cash Cost Per Bitcoin1 $37,661 Fourth Quarter 2024 Cash-Based Hash Cost2 2.4¢ $13,374 0.9¢ $51,035 3.3¢ Direct Power Cost Operational Cost3 Total Direct Cash Cost

9 $998 ($560) ($4) ($99) ($177) ($28) ($37) ($54) $460 $625 $1,124 December 31, 2024 December Convertible Note August Convertible Note Financing Lease Repayment Other Infrastructure and Construction Miner Equipment Loans Equitized and Paid Down Liabilities Subject to Compromise DIP Financing Equitization and Refinancing of Sec. & Sec. Convertible Notes December 31, 2023 $ -$ -$ -$ 56 $ 37 $ 62 $ 180$ 99 $ 4 $ 560 $ 998 12/31/23 $ 1,124$ 625 $ 460$ 2$ -$ 34 $ 3$ -$ -$ --12/31/24 $ 836$ 50Cash Bal. For December 31, 2023, amount represents Notes Payable current ($124.4M) and non-current ($684.1M), Finance Lease Liabilities current ($19.8M) and non-current ($35.7M), unamortized discounts – post petition ($4.2M), LSTC ($41.8M) and Accrued Liabilities ($87.5M) For December 31, 2024, amount represents Notes Payable current ($16.3M) and non-current ($1,074.0M), Finance Lease Liabilities current ($1.7M) and unamortized discount and debt issuance costs – post petition ($31.8M) Change in Debt Position YoY – December 31, 2024 ($959M)

10 294 98 18 18 3 42 28 501 Sharecount @ February 20, 2025 Tranche 1 Warrants Tranche 2 Warrants Restricted Stock and Performance Based Units Other Reserve Shares August Convertible Note December Convertible Note Total Pro Forma Diluted Share Count Pro forma share count – December 31, 2024 Shares in millions ~207M Shares 1 1 Represents the remaining 3.3 million (originally ~4.8 million) shares and warrants reserved for distribution to holders of Allowed Claims and Existing Common Interests (as defined in the Company’s Plan of Reorganization). Please refer to the Debtor’s Fourth Amended Joint Chapter 11 Plan of Reorganization of Core Scientific, Inc. dated January 15, 2024, included as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated January 23, 2024.

CoreWeave transaction summary

~590 MW HPC
infrastructure
(~800 MW gross)

Over $10 billion
In revenue potential over contracts' term

~$850 million
avg. annual run rate revenue[1]

75% to 80%
anticipated profit margin[2]

12-year
contracts with two 5-year options[3]

Client pays
for capex[4], power and utilities



Cumulative infrastructure delivery timeline

250MW

~590MW

2025

2026

1. Represents the estimated average annual revenue over the 12-year contract periods; Austin, Texas contract term is a 7-year period.
2. Expenses include facilities operations, repairs & maintenance, security, FTEs, insurance, property taxes, etc.
3. Austin, Texas HPC contract term is 7 years with elective extensions.
4. Up to $1.5 million per HPC MW (or approximately $750 million) of data center build out costs are funded by CoreWeave and credited against hosting payments at no more than 50% of monthly fees until fully repaid. The balance of modification costs relate to items purchased directly by CoreWeave and contributed for use in the facility. For the additional 70MW expansion, Core Scientific is responsible for funding $104 million of capex ($1.5M per MW) for the powered core and shell with no capex credit associated with this new agreement.

11

CORE SCIENTIFIC

Core Scientific is building **one of the largest public data center companies** in the United States

Levering our experience, talent and asset portfolio to launch and grow this business

Pathway to 1.3 GW+ of Critical IT Load by 2027

18 MW Austin HPC Data Center	**~570 MW** Contracted with CoreWeave	**11 MW** Alabama HPC Data Center	**~300 MW** of additional power available at existing sites	**400 MW** of potential additional power available at new sites
~$25 Million[1] annual revenue run rate	~$10 Billion[1] In potential revenue over 12-year contracts	Currently in discussion with multiple potential clients	Pursuing additional power at existing sites for existing or new customers	Evaluating new sites for new customers

[1] Does not include power pass-through

12

CORE SCIENTIFIC

CORE SCIENTIFIC13 2025 catalysts Diversify our customer base Execute on existing HPC contracts Expand HPC capacity through organic growth and M&A activity 1 2 3

Appendix

Summary of **New Senior Unsecured Convertible Notes**

Terms	Description	
	August Convertible Note	December Convertible Note
Principal	• $460 million	• $625 million
Interest Rate	• 3% cash interest	• 0% cash interest
Interest Payments	• Semi-annually in arrears: March 1st and September 1st	• None
Maturity	• September 1, 2029	• June 15, 2031
Conversion Rate	• 30% Conversion Premium • Stock Price = $8.46 • Conversion Price = $11.00 / Share • Conversion ratio – initial conversion rate of 90.9256 shares per $1,000 in principal • Underlying shares = 41,825,776	• 42.5% Conversion Premium • Stock Price = $15.7844 • Conversion Price = $22.49 / Share • Conversion ratio – initial conversion rate of 44.4587 shares per $1,000 in principal • Underlying shares = 27,786,688
Conversion Terms	• After December 31, 2024, noteholders may convert if price per share exceeds 130% of the conversion price ($14.30 / share) for at least 20 non-consecutive trading days during the 30 consecutive trading days ending on, and including, the last trading day of the preceding quarter • The company has the right to settle conversion in cash, common stock or a combination of both	• After March 31, 2025, noteholders may convert if price per share exceeds 130% of the conversion price ($29.237 / share) for at least 20 non-consecutive trading days during the 30 consecutive trading days ending on, and including, the last trading day of the preceding quarter • The company has the right to settle conversion in cash, common stock or a combination of both • Noteholders may require the Company to repurchase their Notes on December 15, 2027, at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid special and additional interest
Company call feature	• On or after September 7, 2027, Company has the right to redeem any portion of the Notes if: (i) the price per share exceeds 130% of the conversion price ($14.30 / share) for 20 non-consecutive trading days and (ii) the Company cannot redeem less than all Notes unless at least $100 million in principal remains outstanding after the Redemption	• On or after June 22, 2028, Company has the right to redeem any portion of the Notes if: (i) the price per share exceeds 130% of the conversion price ($29.237 / share) for 20 non-consecutive trading days and (ii) the Company cannot redeem less than all Notes unless at least $100 million in principal remains outstanding after the Redemption
Covenants	• None, except change of control	• None, except change of control

15

CORE SCIENTIFIC

16 Debt Summary – December 31, 2024 TotalFinancing Leases Mechanics Liens (Infrastructure and Construction Miner Equipment 0% Convertible Note 3% Convertible NoteInstrument -Various~ 5% - 5.5%0% Cash / 15% Effective0% Cash3% CashInterest Rate $ 512 $ 2 $ 39 $ 11$ -$ 460 September 30, 2024 612(0.5) (5) (8)625-Additions and (Paydown) $ 1,124 $ 2$ 34$ 3 $ 625 $ 460 December 31, 2024 Note: The two recently issued convertible were recorded entirely as debt at par, less issuance costs. No allocation of value was made to an embedded derivative nor to paid in capital. Issuance costs will be amortized over the term of the notes as part of interest expense. ($ Millions)

17 Total Debt – December 31, 2024 -$ 39 $ 2 $ 11 $ -$ 460 $ 512 9/30/24 $ 1,124 $ 34$ 2 $ 3 $ 625 $ 460 -12/31/24 For September 30, 2024, amount represents Notes Payable Current ($17.9M) and Non-Current ($474.6M), Finance Lease Liabilities Current ($2.4M) and Non-Current ($-M), plus unamortized discount and debt issuance costs ($17.0M) For December 31, 2024, amount represents Notes Payable Current ($16.3M) and Non-Current ($1,074.0M), Finance Lease Liabilities Current ($1.7M) and Non-Current ($0.0M), plus unamortized discount and debt issuance costs ($31.8M) $512 $- $625 $(0) $(5) $1,124 $(8) Total Debt - September 30, 2024 3% Convertible Note (Due 2029) 0% Convertible Note (Due 2031) Miner Equipment Loans Finance Leases Infrastructure and Construction Total Debt - 12/31/24 ~$612M ($ Millions)

Cash cost to mine bitcoin: three and twelve months ended December 31, 2024

	Three Months Ended December 31,				Twelve Months Ended December 31,			
	2024		2023		2024		2023	
Cash Costs per Bitcoin								
Direct power cost per bitcoin self-mined	$	37,661	$	14,032	$	24,375	$	12,464
Operational costs per bitcoin self-mined[1]		13,374		2,516		6,012		2,443
Total cost to self-mine one bitcoin[2]	$	51,035	$	16,548	$	30,387	$	14,907
Cash-Based Hash Cost[3]								
Direct power cost per terahash, per day	$	0.024	$	0.031	$	0.025	$	0.033
Operational costs per terahash, per day[1]		0.009		0.006		0.006		0.006
Total cash-based hash cost[3]	$	0.033	$	0.037	$	0.031	$	0.039

[1] Includes personnel and related costs, software, telecommunications, security, etc. Amount excludes stock-based compensation and depreciation.

[2] Represents our direct cash costs of power and operational costs based on our self-mining/hosting mix divided by total bitcoin self-mined during the periods presented.

[3] Represents the cash expense of power and facilities operation cost divided by our self-mining fleet hash rate, in terahash, per day.

18

CORE SCIENTIFIC

Consolidated **Statement Of Operations:** three and twelve months ended **December 31, 2024**

($ Thousands)	Three Months Ended December 31,		Period over Period Change		Year Ended December 31,		Period over Period Change	
	2024	2023	Dollar	Percentage	2024	2023	Dollar	Percentage
			(in thousands, except percentages)					
Revenue:								
Digital asset self-mining revenue	$ 79,900	$ 112,169	$ (32,269)	(29)%	$ 408,740	$ 390,333	$ 18,407	5%
Digital asset hosted mining revenue from customers	6,504	29,760	(23,256)	(78)%	77,554	102,005	(24,451)	(24)%
Digital asset hosted mining revenue from related parties	—	—	—	—%	—	10,062	(10,062)	(100)%
HPC hosting revenue	8,521	—	8,521	100%	24,378	—	24,378	100%
Total revenue	**94,925**	**141,929**	**(47,004)**	**(33)%**	**510,672**	**502,400**	**8,272**	**2%**
Cost of revenue:								
Cost of digital asset self-mining	78,215	79,571	(1,356)	(2)%	314,335	291,696	22,639	8%
Cost of digital asset hosted mining services	4,170	23,058	(18,888)	(82)%	53,558	87,245	(33,687)	(39)%
Cost of HPC hosting services	7,777	—	7,777	100%	21,709	—	21,709	100%
Total cost of revenue	**90,162**	**102,629**	**(12,467)**	**(12)%**	**389,602**	**378,941**	**10,661**	**3%**
Gross profit	**4,763**	**39,300**	**(34,537)**	**(88)%**	**121,070**	**123,459**	**(2,389)**	**(2)%**
Change in fair value of digital assets	(805)	—	(805)	(100)%	(1,052)	—	(1,052)	(100)%
Gain from sale of digital assets	—	1,535	(1,535)	(100)%	—	3,893	(3,893)	(100)%
Impairment of digital assets	—	(1,542)	1,542	100%	—	(4,406)	4,406	100%
Change in fair value of energy derivatives	—	(3,918)	3,918	100%	(2,757)	(3,918)	1,161	30%
Losses on exchange or disposal of property, plant and equip.	(149)	(1,442)	1,293	90%	(4,210)	(1,956)	(2,254)	(115)%
Operating expenses:								
Research and development	5,016	1,876	3,140	167%	11,830	7,184	4,646	65%
Sales and marketing	2,870	3,886	(1,016)	(26)%	9,969	7,019	2,950	42%
General and administrative	35,706	24,237	11,469	47%	110,448	93,908	16,540	18%
Total operating expenses	**43,592**	**29,999**	**13,593**	**45%**	**132,247**	**108,111**	**24,136**	**22%**
Operating (loss) income	(39,783)	3,934	(43,717)	(1,111)%	(19,196)	8,961	(28,157)	(314)%
Non-operating (income) expenses, net:								
Loss (gain) on debt extinguishment	—	1,070	(1,070)	(100)%	487	(20,065)	20,552	102%
Interest expense, net	1,136	83,921	(82,785)	(99)%	37,070	86,238	(49,168)	(57)%
Reorganization items, net	—	112,852	(112,852)	(100)%	(111,439)	191,122	(302,561)	(158)%
Change in fair value of warrants and contingent value rights	224,716	—	224,716	100%	1,369,157	—	1,369,157	100%
Other non-operating (income) expense, net	(469)	1,448	(1,917)	(132)%	(325)	(2,530)	2,205	87%
Total non-operating expenses, net	**225,383**	**199,291**	**26,092**	**13%**	**1,294,950**	**254,765**	**1,040,185**	**408%**
Loss before income taxes	(265,166)	(195,357)	(69,809)	(36)%	(1,314,146)	(245,804)	(1,068,342)	(435)%
Income tax expense (benefit)	375	336	39	12%	859	683	176	26%
Net loss	**$ (265,541)**	**$ (195,693)**	**$ (69,848)**	**(36)%**	**$ (1,315,005)**	**$ (246,487)**	**$ (1,068,518)**	**(433)%**

19

CORE SCIENTIFIC

20 Adjusted EBITDA Reconciliation - three and twelve months ended December 31, 2024 Year Ended December 31, 2024 Three Months Ended December 31, 2024 ($ Millions) $ (1,315.0)$ (265.5)Net loss 37.11.1Interest expense, net 0.90.4Income tax expense $ (1,277.1)$ (264.0)Earnings Before Interest and Taxes (EBIT) 113.226.0Depreciation and amortization $ (1,163.9)$ (238.0)Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) Adjustments: 51.924.2Stock-based compensation expense (2.3)—Unrealized fair value adjustment on energy derivatives 4.20.1Losses on exchange or disposal of property, plant and equipment 4.6—HPC advisory startup costs 4.82.7Post-emergence bankruptcy advisory costs 0.5—Loss (gain) on debt extinguishment (111.4)—Reorganization items, net 1,369.2224.7Change in fair value of warrants and contingent value rights (0.3)(0.5)Other non-operating income, net 0.1—Other $ 157.4$ 13.3 Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) $ 0.62$ 0.04Adjusted EPS – Basic and Diluted1 1 For the three months ended December 31, 2024, weighted average shares of approximately 306M used in basic and diluted EPS. For the year ended December 31, 2024, weighted average shares of approximately 256M used in basic and diluted EPS.

Segment Reporting - three and twelve months ended December 31, 2024

	Three Months Ended December 31,		Year Ended December 31,	
	2024	2023	2024	2023
Digital Asset Self-Mining Segment	*(in thousands, except percentages)*			
Digital asset self-mining revenue	$ 79,900	$ 112,169	$ 408,740	$ 390,333
Cost of digital asset self-mining:				
Power fees	37,249	42,810	160,833	165,848
Depreciation expense	25,432	27,746	108,499	88,628
Employee compensation	10,417	4,419	26,129	16,853
Facility operations expense	3,580	3,359	13,274	14,055
Other segment items	1,537	1,237	5,600	6,312
Total cost of digital asset self-mining	78,215	79,571	314,355	291,696
Digital Asset Self-Mining gross profit	$ 1,685	$ 32,598	$ 94,405	$ 98,637
Digital Asset Self-Mining gross margin	2 %	29%	23%	25%
Digital Asset Hosted Mining Segment				
Digital asset hosted mining revenue from customers	$ 6,504	$ 29,760	$ 77,554	$ 112,067
Cost of digital asset hosted mining services:				
Power fees	2,738	14,834	35,408	62,366
Depreciation expense	359	3,195	3,604	6,806
Employee compensation	689	1,531	4,933	6,337
Facility operations expense	266	1,164	2,765	5,285
Other segment items	118	2,334	6,848	6,451
Total cost of digital asset hosted mining services	4,170	23,058	53,558	87,245
Digital Asset Hosted Mining gross profit	$ 2,334	$ 6,702	$ 23,996	$ 24,822
Digital Asset Hosted Mining gross margin	36%	23%	31%	22%

21

CORE SCIENTIFIC

22 Year Ended December 31,Three Months Ended December 31, 2023202420232024 (in thousands, except percentages)HPC Hosting Segment HPC hosting revenue: $ —$ 17,498$ —$ 5,873License fees —73—(9)Maintenance and other —17,571—5,864Licensing revenues —6,807—2,657Power fees passed through to customer $ —$ 24,378$ —$ 8,521Total HPC hosting revenue Cost of HPC hosting services: —3—3Depreciation expense —2,514—1,037Employee compensation —11,907—3,943Facility operations expense —478—137Other segment items —14,902—5,120Cost of licensing revenues —6,807—2,657Power fees passed through to customer —21,709—7,777Total cost of HPC hosting services $ —$ 2,669$ —$ 744HPC Hosting gross profit — %15%— %13 %HPC Licensing gross margin — %11%— %9 %HPC Hosting gross margin Consolidated $ 502,400$ 510,672$ 141,929$ 94,925Consolidated total revenue $ 378,941$ 389,602$ 102,629$ 90,162Consolidated cost of revenue $ 123,459$ 121,070$ 39,300$ 4,763Consolidated gross profit 25%24%28%5%Consolidated gross margin Segment Reporting - three and twelve months ended December 31, 2024

23 Balance Sheet: As of December 31, 2024 Total Assets December 31, 2023December 31, 2024 ($ Thousands) UnauditedAssets Current Assets: $ 50,409$ 836,197Cash and cash equivalents 19,300783Restricted cash 1,0011,025Accounts receivable 2,28423,893Digital assets 24,02242,064Prepaid expenses and other current assets 97,016903,962Total Current Assets 585,431556,342Property, plant and equipment, net 7,844114,472Operating lease right-of-use assets 21,86524,039Other noncurrent assets $ 712,156$ 1,598,815Total Assets

Balance Sheet: As of December 31, 2024

Total Liabilities and Stockholders' Deficit

($ Thousands)

Liabilities and Stockholders' Deficit		December 31, 2024		Dec 31, 2023
		Unaudited		
Current Liabilities:				
Accounts payable	$	19,265	$	154,751
Accrued expenses and other current liabilities		69,230		179,636
Deferred revenue		18,134		9,830
Operating lease liabilities, current portion		9,974		77
Finance lease liabilities, current portion		1,669		19,771
Notes payable, current portion		16,290		124,358
Total Current Liabilities		**134,562**		**488,423**
Operating lease liabilities, net of current portion		97,843		1,512
Finance lease liabilities, net of current portion		3		35,745
Convertible and other notes payable, net of current portion		1,073,990		684,082
Contingent value rights, net of current portion		4,272		—
Warrant liabilities		1,097,285		—
Other noncurrent liabilities		11,040		—
Total liabilities not subject to compromise		2,418,995		1,209,762
Liabilities subject to compromise		—		99,335
Total Liabilities		**2,418,995**		**1,309,097**
Stockholders' Deficit:				
Preferred stock; $0.00001 par value; 2,000,000 and nil shares authorized at December 31, 2024 and December 31, 2023, respectively; none issued and outstanding at December 31, 2024 and December 31, 2023		—		—
Common stock; $0.00001 and $0.0001 par value at December 31, 2024 and December 31, 2023; 10,000,000 shares authorized at December 31, 2024 and December 31, 2023; 292,606 and 386,883 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively		3		36
Additional paid-in capital		2,915,035		1,823,260
Accumulated deficit		(3,735,218)		(2,420,237)
Total Stockholders' Deficit		(820,180)		(596,941)
Total Liabilities and Stockholders' Deficit	$	**1,598,815**	$	**712,156**

24

CORE SCIENTIFIC